Exhibit 99.3

UPDATED RISK FACTORS

Risks Related to Our Financial Position and Capital Needs

We might not be able to utilize a significant portion of our net operating loss carryforwards.

As of December 31, 2019, fuboTV Pre-Merger had federal net operating loss carryforwards of approximately $376 million, a portion of which will, if not used, expire at various dates. Under legislation enacted in 2017, informally titled the Tax Cuts and Jobs Act, as modified by the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act, federal net operating losses incurred in 2018 and in future years may be carried forward indefinitely, but the deductibility of such federal net operating losses in tax years beginning after December 31, 2020 is limited. Other limitations may apply for state tax purposes.

In addition, under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), and corresponding provisions of state law, if a corporation undergoes an “ownership change,” which is generally defined as a greater than 50% change, by value, in its equity ownership over a three- year period, the corporation’s ability to use its pre-change net operating loss carryforwards to offset its post-change income may be limited. We have not determined whether we have experienced ownership changes in the past, and therefore a portion of our net operating loss carryforwards may be subject to an annual limitation under Section 382 of the Code. In addition, we may experience ownership changes in the future as a result of subsequent changes in our stock ownership, some of which may be outside of our control. A past or future ownership change that materially limits our ability to use our historical net operating loss and tax credit carryforwards may harm our future operating results by effectively increasing our future tax obligations.

Our financial condition and results of operations could be adversely affected if we do not effectively manage our current or future debt.

As of September 30, 2020 we had $30.5 million of outstanding indebtedness on a consolidated basis (excluding indebtedness to Access Road Capital LLC and Century Ventures SA, which were repaid in October 2020), which included approximately $21.3 million of indebtedness under the AMC Agreement , which is secured by a lien on substantially all of the assets of fuboTV Sub, the PPP Loan, with an aggregate principal amount outstanding of approximately $4.7 million and other notes outstanding with an aggregate principal of approximately $4.5 million.

As a result of the previously described outstanding indebtedness, we have a substantially greater amount of debt than we had maintained in the past, which could adversely affect our ability to take advantage of corporate opportunities and could adversely affect our business, financial condition and results of operations. For example:

•	our ability to obtain any necessary financing in the future for working capital, capital expenditures, debt service requirements, or other purposes may be limited, or financing may be unavailable;

•	a substantial portion of our cash flows must be dedicated to the payment of principal and interest on our indebtedness and other obligations and will not be available for use in our business;

•	lack of liquidity could limit our flexibility in planning for, or reacting to, changes in our business and the markets in which we operate;

•	our debt obligations will make us more vulnerable to changes in general economic conditions and/or a downturn in our business, thereby making it more difficult for us to satisfy our obligations; and

•

we fail to make required debt payments or to comply with other covenants in our debt agreements, we would be in default under the terms of these agreements, which could permit our creditors to accelerate repayment of the debt and could cause cross-defaults under other debt agreements

If we incur any additional debt, the related risks that we and our subsidiaries face could intensify.

Finally, we may be in non-compliance with the terms of certain of our other debt instruments. To the extent we are in non-compliance with the terms of such debt instruments, we may be required to make payments to the holders of such instruments, those holders may be entitled to the issuance of stock by us, and the holders of such stock may be entitled to registration or other investor rights.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock or in ways that our stockholders may not agree with. You will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds. The failure by our management to apply these funds effectively could harm our business, financial condition, results of operations, and prospects and could cause the price of our common stock to decline.

Risks Related to Our Products and Technologies

If we develop products and services related to sports betting, our business may become subject to a variety of related U.S. and foreign laws, many of which are unsettled and still developing and which could subject us to claims or otherwise harm our business. The violation of any such laws, any adverse change in any such laws or their interpretation, or the regulatory climate applicable to these contemplated products and services, or changes in tax rules and regulations or interpretation thereof related to these contemplated products and services, could adversely impact our ability to operate our business as we seek to operate in the future, and could have a material adverse effect on our financial condition and results of operations.

We anticipate our business expanding into sports betting, in which case it will become generally subject to laws and regulations of the jurisdictions in which we will conduct our business or in some circumstances, of those jurisdictions in which our services are offered or are available, as well as the general laws and regulations that apply to all e-commerce businesses, such as those related to privacy and personal information, tax and consumer protection. These laws and regulations vary from one jurisdiction to another and future legislative and regulatory action, court decisions or other governmental action, which may be affected by, among other things, political pressures, attitudes and climates, as well as personal biases, may (along with existing laws and regulations) have a material adverse impact on our operations and financial results, or may prevent us from expanding into such businesses entirely. In particular, some jurisdictions have introduced regulations attempting to restrict or prohibit online gaming, while others have taken the position that online gaming should be licensed and regulated and have adopted or are in the process of considering legislation and regulations to enable that to happen. There is also risk that the federal government of the U.S. will enact new legislation relating to gaming, online gaming or sports wagering, or alter its interpretation of existing federal law as related to gaming, online gaming or sports wagering, which would have the effect of the limiting, delaying or halting the expansion of online gaming or sports wagering throughout the U.S.

Our growth prospects may also depend on the legal status of real-money gaming in various jurisdictions, predominantly within the U.S., which is an initial area of focus, and legalization may not occur in as many states as we expect, or may occur at a slower pace than we anticipate. Additionally, even if jurisdictions legalize real money gaming, this may be accompanied by legislative or regulatory restrictions and/or taxes that make it impracticable or less attractive to operate in those jurisdictions, or the process of implementing regulations or securing the necessary licenses to operate in a particular jurisdiction may take longer than we anticipate, which could adversely affect our future results of operations and make it more difficult to meet our expectations for financial performance.

In connection with the foregoing, future legislative and regulatory action, and court decisions or other governmental action, may have a material adverse impact on our operations and financial results. Governmental authorities could view us as having violated applicable laws, despite efforts to obtain all applicable licenses or approvals and otherwise comply with such laws. There is also a risk that civil and criminal proceedings, including class actions brought by or on behalf of prosecutors or public entities or incumbent monopoly providers, or private individuals, could be initiated against us, Internet service providers, credit card and other payment processors, advertisers and others involved in the sports betting industry who partner with, service or work with or for us. Such potential proceedings could involve substantial litigation expense, penalties, fines, seizure of assets, injunctions or other restrictions being imposed upon us or our licensees or other business partners, while diverting the attention of key executives. Such proceedings could have a material adverse effect on our business, financial condition, results of operations, prospects and reputation, as well as impact our reputation.

Furthermore, there can be no assurance that legally enforceable legislation will not be proposed and passed in jurisdictions relevant or potentially relevant to our business to prohibit, legislate or regulate various aspects of the sports betting industry (or that existing laws in those jurisdictions will not be interpreted negatively). Compliance with any such legislation may have a material adverse effect on our business, financial condition and results of operations, either as a result of our determination not to offer products or services in a jurisdiction or to cease doing so, or because a local license or approval may be costly for us or our business partners to obtain and/or such licenses or approvals may contain other commercially undesirable conditions.

Our anticipated participation in the sports betting industry may expose us to risks to which we have not previously been exposed, including risks related to trading, liability management, pricing risk, payment processing, palpable errors, and reliance on third-party sports data providers for real-time and accurate data for sporting events, among others. We may experience lower than expected profitability and potentially significant losses as a result of a failure to determine accurately the odds in relation to any particular event and/or any failure of its sports risk management processes.

Participation in the sports, sports betting industry will expose our business to new risks that we have limited experience in handling. The nature and extent of such risks may be difficult to anticipate at this time, and therefore we may be relatively unprepared to manage these risks, or may obtain inadequate insurance to cover potential claims resulting from these risks.

Examples of these risks include:

•

There can be significant variation in gross win percentage event-by-event and day-by-day, and odds compilers and risk managers are capable of human error; thus even allowing for the fact that a number of betting products are subject to capped pay-outs, significant volatility can occur. In addition, it is possible that there may be such a high volume of trading during any particular period that even automated systems would be unable to address and eradicate all risks.

•

In some cases, the odds offered on a website constitute an obvious error, such as inverted lines between teams, or odds that are significantly different from the true odds of the outcome in a way that all reasonable persons would agree is an error. It is commonplace virtually worldwide for operators to void bets associated with such palpable errors, and in most mature jurisdictions these bets can be voided without regulatory approval at operator discretion, but in the U.S., it is unclear long term if state regulators will consistently approve voids or re-setting odds to correct odds on such bets, and in some cases, we may require regulatory approval to void palpable errors ahead of time. If regulators were to not allow voiding of bets associated with large obvious errors in odds making, we could be subject to covering significant liabilities.

•

We may need to rely on other third-party sports data providers for real-time and accurate data for sporting events, and if such third parties do not perform adequately or terminate their relationships with us, our costs may increase and our business, financial condition and results of operations could be adversely affected.

•

Our ability to offer products and services related to sports wagering will be dependent on the occurrence of a wide-variety of professional, collegiate and amateur sporting events upon which wagers may be offered, subject to the laws and regulations of the jurisdictions in which we operate. The cancellation or postponement of such sporting events due to pandemic, government action or labor dispute could consequently limit our ability to offer our sports wagering products or services.

Any of the foregoing risks, or other risks we fail to anticipate as we expand our business into the sports betting industry, could expose us to significant liability or have a material adverse effect on our business, financial condition and results of operations.

Our future sports betting business depends on our ability to gain market access in states as such states legalize sports wagering activities, the inability to gain such market access could have negative impacts on our future growth.

The prevailing trend in the U.S. is for states to require sports wagering to be conducted by or through an existing licensed casino or racetrack. In such states where mobile or internet based sports wagering is legal, each casino or racetrack often is permitted to offer sports wagering through a limited number of branded websites, known as skins. The number of skins each casino or racetrack is permitted to offer varies by state and is dictated by law, regulation or policy. Casinos and racetracks have, accordingly, begun to enter into agreements to allow third-party sports wagering operators to operate skins through the casino’s or racetrack’s license. Further, certain of these agreements provide for a sports wagering operator to obtain “second skin” or “third skin” access, meaning that another operator has the right to operate the first, and potentially the second, skin of a casino, to the extent permitted by law. Consequently, if a state does not permit casinos or racetracks to have more than one skin (or more than two skins as the case may be), an operator’s right to utilize a second (or third skin as the case may be) is rendered meaningless in such state. We may enter into agreements allowing us market access via the right to operate specific skins. Certain of these agreements may contemplate us receiving second or third skins. Accordingly, should states not permit our future casino or racetrack partners to offer sports wagering through an adequate number of skins, we would not have access to such markets (unless we enter into additional agreements for market access). Our inability to gain access to offer mobile and internet sports wagering in states as such states legalize sports wagering could have a material adverse effect on our business.

Our business depends on the ongoing support of payment processors, the quality and cost of which may be variable in certain jurisdictions.

Our sports wagering business will depend on payment processing providers to facilitate the movement of funds between our sportsbook and our customer base. Anything that could interfere with or otherwise harm the relationships with payment service providers could have a material adverse effect on our businesses. Our ability to accept payments from our customers or facilitate withdrawals by them may be restricted by any introduction of legislation or regulations restricting financial transactions with online or mobile sports wagering operators or prohibiting the use of credit cards and other banking instruments for online or mobile sports wagering transactions, or by any other increase in the stringency of regulation of financial transactions, whether in general or in relation to the gambling industry in particular.

Stricter money laundering regulations may also affect the quickness and accessibility of payment processing systems, resulting in added inconvenience to customers. Card issuers and acquirers may dictate how transactions and products need to be coded and treated which could also make an impact on acceptance rates. Card issuers, acquirers, payment processors and banks may also cease to process transactions relating to the online or mobile sports wagering industry as a whole or as to certain operators. This would be due to reputational and/or regulatory reasons or in light of increased compliance standards of such third parties that seek to limit their business relationships with certain industry sectors considered as “high risk” sectors. It may also result in customers being dissuaded from accessing our product offerings if they cannot use a preferred payment option or the quality or the speed of the supply is not suitable or accessible. Any such developments may have a material and adverse effect on our future financial position.

Our sports betting business may experience significant losses with respect to individual events or betting outcomes.

Our sports betting fixed-odds betting products will involve betting where winnings are paid on the basis of the stake placed and the odds quoted. Odds are determined with the objective of providing an average return to the bookmaker over a large number of events and therefore, over the long term. In contrast, there can be significant variation in gross win percentage event-by-event and day-by-day. We will have systems and controls seeking to reduce the risk of daily losses occurring on a gross-win basis, but there can be no assurance that these will be effective in reducing their exposure, and consequently, our exposure to this potential risk in the future. As a result, in the short term, there is less certainty of generating a positive gross win, and we may experience significant losses with regard to individual events or betting outcomes, specifically if large, individual bets are placed on an event or betting outcome or series of events or betting outcomes. Odds compilers and risk managers are capable of human error, thus even noting that a number of betting products are subject to capped pay-outs, significant volatility can occur. Furthermore, there may be such a volume of trading during any particular period that even automated systems would be unable to address and eradicate all risks. Any significant losses on a gross-win basis could have a material adverse effect on our business and its cash flows. This can result in a material adverse effect on its business, financial condition, and results of operations.

Our betting operations can fluctuate due to seasonal trends and other factors. Our operations (and thus their financial performance) are also dependent on the seasonal variations dictated by various sports calendars, which will have an effect on our financial performance of such operations.

Although we will implement systems and controls to monitor and manage such risk stated above, there can be no assurance that these systems and controls will be effective in reducing the exposure to this risk. The effect of future fluctuations and single event losses could have a material adverse effect on our cash flows. This would create material adverse effect on our business, results of operations, financial condition and prospects.

The online and mobile sports wagering industries are intensely competitive and our potential inability to compete successfully could have a significant adverse impact.

There is heightened competition among online and mobile sports wagering providers. The online and mobile sports wagering industries are shaped by increasing consumer demand and technological advances in the industry. These advances create greater and stronger competition for us. A number of established, well-financed companies producing online and mobile sports wagering products and services compete with our proposed product and service offerings. These competitors may spend more money and time on developing and testing products and services, undertake more extensive marketing campaigns, adopt more aggressive pricing or promotional policies, or otherwise develop more commercially successful products or services than us, which could negatively impact our business.

We must continually introduce and successfully market new and innovative technologies, product offerings and product enhancements to remain competitive and effectively procure customer demand, acceptance, and engagement as a result of the intense industry competition, along with other factors. The process of developing new product offerings and systems is unclear and complex, and new product offerings may not be well received by customers. Although we intend to continue investing in research and development, there can be no assurance that such investments will lead to successful new technologies or timely new product offerings or enhanced existing product offerings with product life cycles long enough to be successful. We may not recover the often substantial up-front costs of developing and marketing new technologies and product offerings, or recover the opportunity cost of diverting management and financial resources away from other technologies and product offerings.

Risks Related to Regulation

The gaming industry is heavily regulated and our failure to obtain or maintain applicable licensure or approvals, or otherwise comply with applicable requirements, could be disruptive to our business and could adversely affect our operations.

We and our officers, directors, major shareholders, key employees, and business partners will generally be subject to the laws and regulations relating to sports wagering of the jurisdictions in which we will conduct business.

The jurisdictions where we will operate have, or will have, their own regulatory framework, more often than not these frameworks will require us to receive a license. Each jurisdiction will normally require us to make detailed and extensive disclosures as to their beneficial ownership, their source of funds, the suitability and integrity of certain persons associated with the applicant, the applicant’s management competence, structure, and business plans, the applicant’s proposed geographical territories of operation, and the applicant’s ability to operate a gaming business in a socially responsible manner in compliance with regulation. Such jurisdictions will also impose ongoing reporting and disclosure obligations, both on a periodic and ad hoc basis in response to material issues affecting the business.

Our gaming-related technology will also be subject to testing and certification, generally designed to confirm matters such as the fairness of the gaming products offered by the business, their ability to accurately generate settlement instructions, and recover from outages.

Any gaming license may be revoked, suspended, or conditioned at any time. The loss of a gaming license in one jurisdiction, or failure to comply with regulatory requirements in a particular jurisdiction, could prompt the loss of a gaming license or affect our eligibility for such a license in another jurisdiction, could impact our ability to comply with licensing and regulatory requirements in other jurisdictions, or could cause the rejection of license applications or cancelation of existing licenses in other jurisdictions, or could cause payment processors or other third parties to stop providing services to us which we may rely upon to deliver or promote our services. These potential losses could cause us to cease offering some or all of its product offerings in the impacted jurisdictions. We may be unable to obtain or maintain all necessary registrations, licenses, permits or approvals, and could incur fines or experience delays related to the licensing process, which could adversely affect its operations. The process of determining suitability may be expensive and time-consuming. Our delay or failure to obtain gaming licenses in any jurisdiction may prevent us from offering its products in such jurisdiction, increasing our customer base and/or generating revenues. A gaming regulatory body may refuse to issue or renew a gaming license if we, or one of its directors, officers, employees, major shareholders or business partners: (i) is considered to be a detriment to the integrity or lawful conduct or management of gaming, (ii) no longer meets a licensing or registration requirement, (iii) has breached or is in breach of a condition of licensure or registration or an operational agreement with a regulatory authority, (iv) has made a material misrepresentation, omission or misstatement in an application for licensure or registration or in reply to an inquiry by a person conducting an audit, investigation or inspection for a gaming regulatory authority, (v) has been refused a similar gaming license in another jurisdiction, (vi) has held a similar gaming license in that state or another jurisdiction which has been suspended, revoked or cancelled, or (vii) has been convicted of an offence, inside or outside of the U.S. that calls into question the honesty or integrity of us or any of our directors, officers, employees or associates.

Furthermore, our product offerings must be approved in most regulated jurisdictions in which they are offered; this process cannot be assured or guaranteed. It is a prolonged, potentially costly process to obtain these approvals. A developer and provider of online or mobile sports wagering products may pursue corporate regulatory approval with regulators of a particular jurisdiction while it pursues technical regulatory approval for its product offerings by that same jurisdiction. It is also possible that after incurring significant expenses and dedicating substantial time and effort towards such regulatory approvals, we may not obtain either of them. In the event we fail to obtain the necessary gaming license in a given jurisdiction, we would likely be prohibited from operating in that particular jurisdiction altogether. If we fail to seek, do not receive, or receive a suspension or revocation of a license in a particular jurisdiction for our product offerings (including any related technology and software), then we cannot operate in that jurisdiction and our gaming licenses in other jurisdictions may be impacted. We may not be able to obtain all necessary gaming licenses in a timely manner, or at all. These delays in regulatory approvals or failure to obtain such approvals may also serve as a barrier to entry to the market for our product offerings. Our operations and future prospects will be affected if we are unable to overcome these barriers to entry.

To the extent new sports wagering jurisdictions are established or expanded, we cannot guarantee we will be successful in penetrating such new jurisdictions or expanding our business or customer base in line with the growth of existing jurisdictions. As we directly or indirectly enter into new markets, we may encounter legal, regulatory, and political challenges that are difficult or impossible to foresee and which could result in an unforeseen adverse impact on planned revenues or costs associated with the new market opportunity. In the event we are unable to effectively develop and operate directly or indirectly within these new markets or if our competitors are able to successfully penetrate geographic markets that we cannot access or where we face other restrictions, then our business, operating results, and financial condition could be impaired. Our failure to obtain or maintain the necessary regulatory approvals in jurisdictions, whether individually or collectively, would have a material adverse effect on our business. We may need to be licensed, obtain approvals of our products and/or seek licensure of our officers, directors, major shareholders, key employees or business partners to expand into new jurisdictions. This is a costly and time-consuming process. Any delays in obtaining or difficulty in maintaining regulatory approvals needed for expansion within existing markets or into new jurisdictions can negatively affect our opportunities for growth. This includes the growth of our customer base, or delay in our ability to recognize revenue from our product offerings in any such jurisdictions.

Future legislative and regulatory action, and court decisions or other governmental action, may have a material impact on our operations and financial results. There can be no assurance that legally enforceable and prohibiting legislation will not be proposed and passed in jurisdictions relevant or potentially relevant to our business to prohibit, legislate, or regulate various aspects of the Internet, e-commerce, payment processing, or the online and mobile wagering and interactive entertainment industries (or that existing laws in those jurisdictions will not be interpreted negatively). Moreover, legislation may require us to pay certain fees in order to operate a sports wagering-related business. Such fees include integrity fees paid to sports leagues and/or fees required to obtain official sports-wagering related data. Compliance with any such legislation may have a material adverse effect on our business, financial condition and results of operations. We will strive to comply with all applicable laws and regulations relating to our business, However, it is possible that any requirements may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules. Non-compliance with any such law or regulations could expose us to claims, proceedings, litigation and investigations by private parties and regulatory authorities, as well as substantial fines and negative publicity, each of which may have a material adverse effect on our business, financial condition and results of operations.

We will be subject to regulatory investigations, which could cause us to incur substantial costs or require us to change our business practices in a materially adverse manner.

We expect to receive formal and informal inquiries from government authorities and regulators from time to time, including securities authorities, tax authorities and gaming regulators, regarding its compliance with laws and other matters. We expect to continue to be the subject of investigations and audits in the future as we continue to grow and expand our operations. Violation of existing or future regulatory orders or consent decrees could subject us to substantial monetary fines and other penalties providing a negative effect on our financial condition and results of operations. In addition, there is a possibility that future orders issued by, or inquiries or enforcement actions initiated by, government or regulatory authorities may cause us to incur substantial costs, expose us to unanticipated civil and criminal liability or penalties, or require us to change our business practices that may have materially adverse effects to our business.

We may not be able to capitalize on the expansion of sports wagering, including due to laws and regulations governing this industry.

We intend to capitalize on the expansion of legalized sports wagering throughout the U.S. The success of online and mobile sports wagering and our product offerings may be affected by future developments in social networks, mobile platforms, regulatory developments, payment processing laws, data and information privacy laws, and other factors that we are unable to predict and are beyond our control. Following these unpredictable issues, our future operating results relating to our sports wagering products are difficult to anticipate, and we cannot provide assurance that our product offerings will grow as expected or with success in the long term.

Additionally, our ability to successfully pursue our sports wagering strategy depends on the laws and regulations relating to wagering through interactive channels. There is considerable debate over online and interactive real-money gaming and opposition to it as well. There can be no assurance that this opposition will not succeed in preventing the legalization of online and mobile sports wagering in jurisdictions where it is presently prohibited, prohibiting, or limiting the expansion of such activities where it is currently permitted or causing the repeal of legalized online or mobile sports wagering in any jurisdiction. Any successful effort to limit the expansion of, or prohibit legalized online or mobile sports wagering could have an adverse effect on our results of operations, cash flows and financial condition. Combatting such efforts to curtail expansion of, or limit or prohibit, legalized online and mobile sports wagering can again be time-consuming and can be extremely costly.

If we fail to comply with any existing or future laws or requirements, regulators may take action against us. This action could include fines, the conditioning, suspension or revocation of approvals, registrations, permits or licenses, and other disciplinary action. If we fail to adequately adjust to any such potential changes, its business, results of operations or financial condition could also be harmed.

Social responsibility concerns and public opinion can significantly influence the regulation of sports wagering and impact responsible gaming requirements, each of which could impact ours business and could adversely affect our operations.

Public opinion can meaningfully affect sports wagering regulation. A negative shift in sports wagering perception by the public, by politicians or by others could impact future legislation or regulation in different jurisdictions. Moreover, such a shift could cause jurisdictions to abandon proposals to legalize sports wagering, thereby limiting the number of new jurisdictions into which we could expand. Negative public perception also can lead to new, harsher restrictions on sports wagering. It also could promote prohibition of sports wagering in jurisdictions where sports wagering is presently legal.

Concerns with responsible betting and gaming could lead to negative publicity, resulting in increased regulatory attention, which may result in restrictions on our operations. If we had to restrict our marketing or product offerings or incur increased compliance costs, a material adverse effect on its business, results of operations, financial condition and prospects could result.

Risks Related to Our Operations

We depend on highly skilled key personnel to operate our business, and if we are unable to attract, retain, and motivate qualified personnel, our ability to develop and successfully grow our business could be harmed.

We believe that our future success is highly dependent on the talents and contributions of our senior management and co-founders, including David Gandler, our Co-Founder and Chief Executive Officer, Simone Nardi, our Chief Financial Officer, Alberto Horihuela, our Co-Founder and Chief Marketing Officer, Sung Ho Choi, our Co-Founder and Head of Product, members of our executive team, and other key employees, such as key engineering, finance, legal, research and development, marketing, and sales personnel. Our future success depends on our continuing ability to attract, develop, motivate, and retain highly qualified and skilled employees. All of our employees, including our senior management, are free to terminate their employment relationship with us at any time, and their knowledge of our business and industry may be difficult to replace. Qualified individuals are in high demand, particularly in the digital media industry, and we may incur significant costs to attract them. We use equity awards to attract talented employees, but if the value of our common stock declines significantly and remains depressed, that may prevent us from recruiting and retaining qualified employees. If we are unable to attract and retain our senior management and key employees, we may not be able to achieve our strategic objectives, and our business could be harmed. In addition, we believe that our key executives have developed highly successful and effective working relationships. We cannot ensure that we will be able to retain the services of any members of our senior management or other key employees. If one or more of these individuals leave, we may not be able to fully integrate new executives or replicate the current dynamic and working relationships that have developed among our senior management and other key personnel, and our operations could suffer.

We are currently pursuing and may in the future pursue acquisitions, which involve a number of risks, and if we are unable to address and resolve these risks successfully, such acquisitions could harm our business.

We are currently pursuing and may in the future pursue and acquire businesses, products or technologies to expand our offerings and capabilities, subscriber base and business. The entities acquired in such acquisitions may not be profitable, and may have significant liabilities. We have evaluated, and expect to continue to evaluate, a wide array of potential strategic transactions. For example, in January, 2021, we entered into a binding letter of intent to acquire the sports betting and interactive gaming company, Vigtory, Inc. (“Vigtory”), which acquisition is subject to the execution of a definitive acquisition agreement and the satisfaction of certain closing conditions. Any acquisition could be material to our financial condition and results of operations. Also, any anticipated benefits from a given acquisition, including, but not limited to the Vigtory acquisition, may never materialize. In addition, the process of integrating any businesses, products or technologies acquired by us may create unforeseen operating difficulties and expenditures and we may have difficulties retaining key employees. Any acquisitions in international markets would involve additional risks, including those related to integration of operations across different cultures and languages, currency risks and the particular economic, political and regulatory risks associated with specific countries. We may not be able to address these risks successfully, or at all, without incurring significant costs, delays or other operational problems, and if we were unable to address such risks successfully, our business could be harmed.

Risks Related to Privacy and Cybersecurity

We are subject to a number of legal requirements and other obligations regarding privacy, security, and data protection, and any failure to comply with these requirements or obligations could have an adverse effect on our reputation, business, financial condition and operating results.

Various international, federal, and state laws and regulations govern the collection, use, retention, sharing and security of the data we receive from and about our subscribers and other individuals. The regulatory environment for the collection and use of data relating to individuals, including subscriber and other consumer data, by online service providers, content distributors, advertisers and publishers is unsettled in the U.S. and internationally. Privacy groups and government bodies, including the Federal Trade Commission, increasingly have scrutinized issues relating to the use, collection, storage, disclosure, and other processing of data, including data that is associated with personal identities or devices, and we expect such scrutiny to continue to increase. The U.S. federal and various state and foreign government bodies and agencies have adopted or are considering adopting laws and regulations limiting, or laws and regulations regarding the collection, distribution, use, disclosure, storage, and security of certain types of information. In addition to government regulation, self-regulatory standards and other industry standards may legally or contractually apply to us, be argued to apply to us, or we may elect to comply with such standards or to facilitate compliance with such standards by content publishers, advertisers, or others.

For example, the California Consumer Privacy Act, or CCPA, became operative on January 1, 2020. The CCPA requires covered businesses to provide new disclosures to California consumers, and to afford such consumers new abilities to access and delete their personal information, opt out of certain personal information sharing, and receive detailed information about how their personal information is used. The CCPA provides for civil penalties for violations, as well as a private right of action for data breaches that is expected to increase data breach litigation. California voters also approved a new privacy law, the California Privacy Rights Act, or CPRA, in the November 3, 2020 election. The CPRA significantly modifies the CCPA. The CCPA and CPRA may increase our compliance costs and exposure to liability. Other U.S. states are considering adopting similar laws.

Our use of data to deliver relevant advertising on our platform places us and our content publishers at risk for claims under a number of other unsettled laws, including the Video Privacy Protection Act, or VPPA. Some content publishers have been engaged in litigation over alleged violations of the VPPA relating to activities on online platforms in connection with advertising provided by unrelated third parties. The Federal Trade Commission has also revised its rules implementing the Children’s Online Privacy Protection Act, or COPPA Rules, broadening the applicability of the COPPA Rules, including the types of information that are subject to these regulations, and could effectively apply to limit the information that we or our content publishers and advertisers collect and use through certain content publishers, the content of advertisements and in relation to certain channel partner content. We and our content publishers and advertisers could be at risk for violation or alleged violation of these and other laws, regulations, and other standards relating to privacy, data protection, and information security.

Internationally, virtually every jurisdiction in which we operate has established its own data security and privacy or data protection legal framework with which we must comply. Laws and regulations in these jurisdictions apply broadly to the collection, use, storage, disclosure and security of data that identifies or may be used to identify or locate an individual. These laws and regulations often are more restrictive than those in the U.S. and are rapidly evolving. For example, the European Union, or EU, and its member states have laws and regulations requiring informed consent for the placement of cookies or other tracking technologies and the delivery of relevant advertisements. More generally, the EU General Data Protection Regulation, or the GDPR, which has been in effect since May 25, 2018, imposes stringent obligations relating to data protection and security and authorizes fines up to 4% of global annual revenue or €20 million, whichever is greater, for some violations. Some countries also are considering or have passed legislation requiring local storage and processing of data, or similar requirements, which could increase the cost and complexity of operating our platform.

Further, Brexit has created uncertainty with regard to data protection regulation in the UK. In particular, while the Data Protection Act of 2018, which “implements” and complements the GDPR achieved Royal Assent on May 23, 2018 and is now effective in the United Kingdom, it is still unclear whether transfer of data from the EEA to the United Kingdom will remain lawful under GDPR. We may incur liabilities, expenses, costs, and other operational losses under GDPR and the privacy laws of applicable EU Member States and the United Kingdom in connection with any measures we take to comply with them.

Although certain legal mechanisms have been designed to allow for the transfer of personal data from the UK, EEA and Switzerland to the U.S., uncertainty about compliance with such data protection laws remains and such mechanisms may not be available or applicable with respect to the personal data processing activities necessary to research, develop and market our products. For example, legal challenges in Europe to the mechanisms allowing companies to transfer personal data from the EEA to the U.S. have resulted in further limitations on the ability to transfer personal data across borders. In particular, certain governments have been unable to reach agreement on or maintain existing mechanisms designed to support cross-border data transfers, such as the EU-U.S. and Swiss-U.S. Privacy Shield Frameworks. Specifically, on July 16, 2020, the Court of Justice of the European Union invalidated Decision 2016/1250 on the adequacy of the protection provided by the EU-U.S. Privacy Shield Framework. To the extent that we were to rely on the EU-U.S. Privacy Shield Framework, we will not be able to do so in the future, which could increase our costs and limit our ability to process personal data from the EU. The same decision also cast doubt on the ability to use one of the primary alternatives to the Privacy Shield, namely, the European Commission’s Standard Contractual Clauses, to lawfully transfer personal data from Europe to the U.S. and most other countries. At present, there are few if any viable alternatives to the Privacy Shield and the Standard Contractual Clauses.

Complying with the GDPR, CCPA, CRPA and other laws, regulations, and other obligations relating to privacy, data protection, data localization or security may cause us to incur substantial operational costs or require us to modify our data handling practices. We also expect that there will continue to be new proposed laws and regulations concerning privacy, data protection and information security, and we cannot yet determine the impact such future laws, regulations and standards, or amendments to or re-interpretations of, existing laws and regulations, industry standards, or other obligations may have on our business. New laws and regulations, amendments to or re-interpretations of existing laws and regulations, industry standards, and contractual and other obligations may require us to incur additional costs and restrict our business operations.

Furthermore, the interpretation and application of laws, regulations, standards, contractual obligations and other obligations relating to privacy, data protection, and information security are uncertain, and these laws, standards, and contractual and other obligations (including, without limitation, the Payment Card Industry Data Security Standard) may be interpreted and applied in a manner that is, or is alleged to be, inconsistent with our data management and processing practices, our policies or procedures, or the features of our platform. We may face claims or allegations that we are in violation of these laws, regulations, standards, or contractual or other obligations. We could be required to fundamentally change our business activities and practices or modify our platform or practices to address laws, regulations, or other obligations relating to privacy, data protection, or information security, or claims or allegations that we have failed to comply with any of the foregoing, which could have an adverse effect on our business. We may be unable to make such changes and modifications in a commercially reasonable manner or at all, and our ability to develop new features could be limited.

Increased regulation of data collection, use and distribution practices, including self-regulation and industry standards, changes in existing laws and regulations, enactment of new laws and regulations, increased enforcement activity, and changes in interpretation of laws and regulations, all could increase our cost of compliance and operation, limit our ability to grow our business or otherwise harm our business. Additionally, the costs of compliance with, and other burdens imposed by, the laws, regulations, and policies that are applicable to the businesses of content publishers and advertisers may limit their use and adoption of, and reduce the overall demand for, our platform and advertising on our platform, and content publishers and advertisers may be at risk for violation or alleged violation of laws, regulations, and other standards relating to privacy, data protection, and information security relating to their activities on our platform. More generally, privacy, data protection, and information security concerns, whether or not valid, may inhibit market adoption of our platform, particularly in certain foreign countries.

Any inability to adequately address privacy, data protection or security-related concerns, even if unfounded, or to successfully negotiate privacy, data protection or security-related contractual terms with content publishers, card associations, advertisers, or others, or to comply with applicable laws, regulations and other obligations relating to privacy, data protection, and security, could result in additional cost and liability to us, regulatory investigations and proceedings, and claims, litigation, and other liability involving governmental entities and private parties, damage to our reputation, and inhibit use of our platform by advertisers and sales of subscriptions to our platform, all of which could harm our business, reputation, financial condition, and results of operations.

Any significant interruptions, delays or discontinuations in service or disruptions in or unauthorized access to our computer systems or those of third parties that we utilize in our operations, including those relating to cybersecurity or arising from cyber-attacks, could result in a loss or degradation of service, unauthorized disclosure of data, including subscriber and corporate information, or theft of intellectual property, including digital content assets, which could adversely impact our business.

Our reputation and ability to attract, retain and serve our subscribers is dependent upon the reliable performance and security of our computer systems and those of third parties that we utilize in our operations. These systems may be subject to damage or interruption from, among other things, earthquakes, adverse weather conditions, other natural disasters, terrorist attacks, rogue employees, employees who are inattentive or careless and cause security vulnerabilities, power loss, telecommunications failures, and cybersecurity risks. Interruptions in these systems, or with the Internet in general, could make our service unavailable or degraded or otherwise hinder our ability to deliver our service. Service interruptions, errors in our software or the unavailability of computer systems used in our operations could diminish the overall attractiveness of our subscription to existing and potential subscribers.

Our computer systems and those of third parties we use in our operations are subject to cybersecurity threats, including cyber-attacks such as computer viruses, denial of service attacks, physical or electronic break-ins and similar disruptions. These systems periodically experience directed attacks intended to lead to interruptions and delays in our service and operations as well as loss, misuse or theft of personal information and other data, content, confidential information, trade secrets or intellectual property. Additionally, outside parties may attempt to induce employees or subscribers to disclose sensitive or confidential information in order to gain access to data. Any attempt by hackers to obtain our data (including subscriber and corporate information) or intellectual property (including digital content assets), disrupt our service, or otherwise access our systems, or those of third parties we use, if successful, could harm our business, be expensive to remedy and damage our reputation.

We have implemented certain systems and processes designed to thwart hackers and protect our data and systems, but the techniques used to gain unauthorized access to data, systems, and software are constantly evolving, and we may be unable to anticipate or prevent unauthorized access, and we may be delayed in detecting unauthorized access or other security breaches and other incidents. There is no assurance that hackers may not have a material impact on our service or systems in the future or that security breaches or other incidents may not occur due to these or other causes. Efforts and technologies to prevent disruptions to our service and unauthorized access to our systems are expensive to develop, implement and maintain. These efforts require ongoing monitoring and updating as technologies change and efforts to overcome security measures become more sophisticated and may limit the functionality of or otherwise negatively impact our service offering and systems. Additionally, disruption to our service and data security breaches and other incidents may occur as a result of employee or contractor error. Any significant disruption to our service or access to our systems or any data that we or those who provide services for us maintain or otherwise process, or the perception that any of these have occurred, could result in a loss of subscriptions, harm to our reputation, and adversely affect our business and results of operations. Further, a penetration of our systems or a third- party’s systems on which we depend or any loss of or unauthorized access to, use, alteration, destruction, or disclosure of personal information or other data could subject us to business, regulatory, litigation and reputation risk, which could have a negative effect on our business, financial condition and results of operations. With the increase in remote work during the current COVID-19 pandemic, we and the third parties we use in our operations face increased risks to the security of infrastructure and data, and we cannot guarantee that our or their security measures will prevent security breaches. We also may face increased costs relating to maintaining and securing our infrastructure and data that we maintain and otherwise process.

Additionally, we cannot be certain that our insurance coverage will be adequate for data security liabilities actually incurred, will cover any indemnification claims against us relating to any incident, that insurance will continue to be available to us on economically reasonable terms, or at all, or that any insurer will not deny coverage as to any future claim. The successful assertion of one or more large claims against us that exceed available insurance coverage, or the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could have a material adverse effect on our business, including our financial condition, operating results, and reputation.

Risks Related to Owning Our Common Stock

Our stock price is volatile.

Although our common stock is listed on the NYSE, an active trading market for our common stock may not be sustained. The lack of an active market could impair the ability of our stockholders to sell their shares at the time they wish to sell them or at a price that they consider reasonable, which may reduce the fair market value of their shares. Further, an inactive market could also impair our ability to raise capital by selling our common stock should we determine additional funding is required.

The market price for our common stock has varied between a high of $62.29 (in December 2020) and a low of $5.00 (in April 2020) during the period from April 1, 2020 through January 15, 2021. The sale of substantial amounts of our common stock could adversely affect the price of our common stock. Our stock price may continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors, which may include:

•	variations in our operating results;

•	variations between our actual operating results and the expectations of securities analysts, investors and the financial community;

•	announcements of developments affecting our business, systems or expansion plans by us or others;

•	competition, including the introduction of new competitors, their pricing strategies and services;

•	market volatility in general;

•	the level of demand for our stock, including the amount of short interest in our stock; and

•	the operating results of our competitors.

In addition, the stock market in general, and the market for technology companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors may seriously affect the market price of companies’ stock, including ours, regardless of actual operating performance. In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

We have no plans to declare any cash dividends on our common stock in the foreseeable future.

We do not anticipate declaring any cash dividends to holders of our common stock in the foreseeable future. Consequently, investors may need to rely on sales of their common stock after price appreciation, which may never occur to realize future gains on their investment.

If a substantial number of shares become available for sale and are sold in a short period of time, the market price of our common stock could decline.

If our existing shareholders sell substantial amounts of our common stock in the public market, the market price of our common stock could decrease significantly. The perception in the public market that our existing shareholders might sell shares of common stock could also depress our market price. Under the terms of the proposed Exchange, up to 32,653,354 newly issued shares of our common stock may be issued in exchange for shares of our Series AA Preferred Stock. For each share of Series AA Preferred Stock that is accepted for exchange, we will issue two shares of our common stock. Such shares may be sold in the open market immediately upon the Exchange (with the exception of any such shares subject to certain lock-up agreements entered into in connection with the offering), which may contribute to the foregoing perception in the public market that our existing shareholders might sell shares of common stock.

Our executive officers and directors and certain of our shareholders were in the past subject to certain lock-up agreements and the Rule 144 holding period requirements that have expired as of the date of this offering memorandum. Now that these lock-up periods have expired, the holding periods have elapsed, additional shares are eligible for sale in the public market. The market price of shares of our common stock may drop significantly if our existing holders sell substantial amounts of our common stock in the public market. A decline in the price of shares of our common stock might impede our ability to raise capital through the issuance of additional shares of our common stock or other equity securities.

We also filed a registration statement to register shares reserved for future issuance under our equity compensation plans. As a result, subject to the satisfaction of applicable exercise periods, the shares issued upon exercise of outstanding stock options will be available for immediate resale in the U.S. in the open market.

Additionally, certain of our employees, executive officers, and directors have already entered into, or may in the future enter into Rule 10b5-1 trading plans providing for sales of shares of our common stock from time to time. Under a Rule 10b5-1 trading plan, a broker executes trades pursuant to parameters established by the employee, director, or officer when entering into the plan, without further direction from the employee, officer, or director. A Rule 10b5-1 trading plan may be amended or terminated in some circumstances. Our employees, executive officers, and directors also may buy or sell additional shares outside of a Rule 10b5-1 trading plan when they are not in possession of material, nonpublic information, subject to the expiration of the lock-up agreements and Rule 144 requirements referred to above.